UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2023

Kalera Public Limited Company

(Exact name of registrant as specified in its charter)

Republic of Ireland	001-41439	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kalera Public Limited Company

7455 Emerald Dunes Dr., Suite 2100

Orlando, FL, 32822

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 407 559 5536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	KAL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Ordinary Share for $1,150.00 per share	KALWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Kalera Announces Adjustment of Exercise Price of Class A Warrants

We hereby notify you of three adjustments to the exercise price of the class A warrants (the “Class A Warrants”) of Kalera plc (the “Company”) issued on October 31, 2022 (the “Issuance Date”).

Share Dividends and Splits Adjustment

Section 2(b) of the Class A Warrants provides that the exercise price of such warrants shall be $0.13 per ordinary share of the Company issued under such warrants (the “Warrant Shares”), subject to adjustments thereunder.

Section 3(a) of the Class A Warrants provides that such exercise price shall be adjusted if the Company combines, including by way of a reverse share split, outstanding ordinary shares of the Company (the “Ordinary Shares”) into a smaller number of shares.

The adjustment described under Section 3(a) provides that, in such an event, the exercise price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of such Class A Warrant shall be proportionately adjusted such that the aggregate exercise price of the warrant shall remain unchanged.

On November 2, 2022 the board of directors of the Company approved a reverse stock split (the “Reverse Stock Split”) whereby every 100 Ordinary Shares (CUSIP # G52251 108) with a nominal value of US$0.0001 per share be consolidated into 1 Ordinary Share. In an extraordinary general meeting held on December 22, 2022, the shareholders of the Company also approved the Reverse Stock Split, which became effective on December 23, 2022 (the “Effective Date”).

As a result of the Reverse Stock Split and pursuant to Section 3(a) described above, as of the Effective Date the exercise price of the Class A Warrants was adjusted from $0.13 per Warrant Share to $13.0 per Warrant Share.

Reset Exercise Price Adjustment

Section 2(b) of the Class A Warrants also provides that, on the 60th calendar day following the Issuance Date, i.e. as of December 30, 2022 (the “Trigger Date”), the exercise price of the Class A Warrants shall be reduced, and only reduced, to the lesser of (i) the then exercise price, and (ii) 100% of the average of the VWAPs for the five (5) trading day period immediately prior to the Trigger Date.

Pursuant to the above, the exercise price of the Class A Warrants as of December 30, 2022 was adjusted from $13.0 per Warrant Share to $8.12 per Warrant Share.

Share Combination Event Adjustment

Section 3(h) of the Class A Warrants provides that the exercise price of such warrants shall be adjusted if there occurs, among others, a share split involving the Company’s ordinary shares and the Event Market Price (as defined therein) is less than the exercise price then in effect. If the above-described conditions occur, then on the 16th trading day immediately following the share split (i) the exercise price shall be reduced (but in no event increased) to the Event Market Price, and (ii) the number of Warrant Shares shall be increased such that the aggregate exercise price payable shall be equal to the aggregate exercise price on the Issuance Date, provided, however, that the increase to the number of Warrant Shares shall not be greater than two times (2x) the number of Warrant Shares issuable prior to the relevant share split.

As a result of the Reverse Stock Split, pursuant to Section 3(h) of the Class A Warrants, as of the 16th trading day following the Effective Date, i.e. as of January 19, 2023, the exercise of such Class A Warrants was adjusted as follows:

●	Exercise price per Warrant Share issued:

○	$6.76

●	Number of shares issuable pursuant to the exercise of 100 Class A Warrants:

○	1.923077

Please note that, pursuant to the terms of the Class A Warrants, no fractional shares or scrip representing fractional shares shall be issued upon the exercise of such warrant. As to any fraction of a share which a warrant holder would otherwise be entitled to subscribe for upon such exercise, the Company shall round down to the next whole share.

Current Exercise Price of Class A Warrants

As a result of the above, the current exercise price of Kalera’s Class A Warrants is $6.76 per Warrant Share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALERA PUBLIC LIMITED COMPANY
Dated January 25, 2023
	By:	/s/ Fernando Cornejo
	Name:	Fernando Cornejo
	Title:	Chief Financial Officer